UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2003

ACCENTURE LTD

(Exact name of Registrant as specified in its charter)

Bermuda	001-16565	98-0341111
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cedar House

41 Cedar Avenue

Hamilton HM12, Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 296-8262

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events and Required FD Disclosure

On February 25, 2003 Accenture Ltd made publicly available a transcript of the Accenture Ltd 2003 Annual General Meeting of Shareholders held on such date, including discussions of all actions taken and ballots cast. Complete information regarding the 2003 Annual General Meeting of Shareholders is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

99.1	Certain Information Regarding the 2003 Annual General Meeting

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACCENTURE LTD

By:	/s/ DOUGLAS G. SCRIVNER
Name:	Douglas G. Scrivner
Title:	General Counsel and Secretary

Date: August 15, 2003